SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2012

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

Following approval by its stockholders at the 2012 Annual Meeting (as discussed below), on May 30, 2012, International Stem Cell Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation to increase the aggregate number of shares of common stock which the Company will have authority to issue from 200,000,000 shares to 300,000,000 shares.

As a result of conversion by the holders of all shares of Series A Preferred Stock to common stock, there were no longer any shares of Series A Preferred Stock outstanding. On May 30, 2012, the Company filed a Certificate of Elimination for the Series A Preferred Stock. The Certificate of Elimination amended the provisions of the Certificate of Incorporation of the Company to eliminate the powers, designations, preferences, privileges and other rights of the Series A Preferred Stock.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 29, 2012. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 16, 2012.

Proposal 1:	Election of seven directors to hold office until the 2012 Annual Meeting:

A.	Directors elected by holders of Series C Preferred Stock and Series D Preferred Stock.

	FOR	WITHHELD
Andrey Semechkin	17,273,200	0
Ruslan Semechkin	8,000,000	0

B.	Directors elected by holders of all shares of stock.

	FOR	WITHHELD
Donald A. Wright	59,288,232	1,595,173
James H. Berglund	59,276,032	1,607,373
Paul V. Maier	59,316,932	1,566,473
Charles J. Casamento	59,274,232	1,609,173
Jeffrey D. Janus	57,399,832	3,483,573

Broker Non-Votes: 42,950,153

All of the foregoing candidates were elected.

Proposal 2:	Ratification of the selection of Mayer Hoffman McCann, P.C., as the Company’s independent public accountants for the Company’s fiscal year ending December 31, 2012 (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
98,264,712	4,242,997	338,811

Broker Non-Votes: none

The foregoing proposal was approved.

Proposal 3:	Approval of amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 300 million (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
91,660,650	10,661,893	400,393

Broker Non-Votes: 123,584

The foregoing proposal was approved.

Item 9.01	Financial Statements and Exhibits

(d.)	Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation

3.2	Certificate of Elimination for Series A Preferred Stock

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Linh Nguyen
Linh Nguyen
Chief Financial Officer

Dated: June 1, 2012